TRUSTEE’S DISTRIBUTION STATEMENT	Exhibit 99.1

TO THE HOLDERS OF:
Corporate Bond-Backed Certificates
Series 1998-CAT-1
Class A-1 and Class A-2 Certificates
CUSIP NUMBER:	219-87H-AQ8
219-87H-AR6

in accordance with the Standard Terms of Trust Agreements, The Bank of New York, as trustee submits the following cash basis statement for the period ending:	March 01, 2018

(i) – (v)
INTEREST ACCOUNT
Schedule Income received on securities		$0.00
Unscheduled Accrued and Unpaid Interest received on securities for the period September 1, 2017 to March 1, 2018		$60,941.00
Interest Received on sale of securities		$0.00
Balance as of March 01, 2018		$0.00
LESS:
Distribution to Class A-1 Holders for the period September 1, 2017 to March 1, 2018	$57,941.00
Distribution to Swap Counterparty	$0.00
Trustee Fees for the period September 1, 2017 to March 1, 2018	$2,250.00
Fees allocated for third party expenses	$750.00
Balance as of March 01, 2018	Subtotal	$0.00

PRINCIPAL ACCOUNT
Scheduled Principal payment received on securities		$1,782,809.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	1,782,809.00
Distribution to Swap Counterparty	0.00
Balance as of March 01, 2018	Subtotal	$0.00

(vi) if the Series Supplement provides for Advances, the aggregate amount of Advances, if any, included in such distribution, and the aggregate amount of unreimbursed Advances, if any, at the close of business on such Distribution Date;		$0.00

(vii) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series,		$0.00

(viii) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such series at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance (or Notional Amount) due to the allocation of any Realized Losses on such Distribution Date or otherwise;

	$ 0.00

(ix) as to any Series (or any Class within such Series) for which Credit Support has been obtained, the amount or notional amount of coverage of each element of Credit Support (and rating, if any, thereof) included therein as of the close of business on such Distribution Date		$0.00

UNDERLYING SECURITIES HELD AS OF:	CATERPILLAR, INC
LESS: $50,000,000 7.375% Debenture DUE 01MAR97
Distribution to Class A-2 Holders	CUSIP 149123BE0
Balance as of March 01, 2018		$0.00